UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2012

BEASLEY BROADCAST GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-29253	65-0960915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Riviera Drive, Suite 200, Naples, Florida 34103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 263-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As described below under Item 5.07, on May 23, 2012, the stockholders of Beasley Broadcast Group, Inc., a Delaware corporation (the “Company”) approved the Performance Incentive Plan of Beasley Broadcast Group, Inc. (the “Incentive Plan”). A summary of material terms of the Incentive Plan is set forth in the Company’s proxy statement dated April 11, 2012 (the “Proxy Statement”) under the caption “Proposal No. 3: Approval of the Performance Incentive Plan” and is incorporated herein by reference. This summary is qualified in its entirety by reference to the text of the plan that was filed as Appendix A to the Proxy Statement.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR

On May 23, 2012, the stockholders of the Company approved an amendment to the restated Certificate of Incorporation adding a new Article XI designating the Delaware Court of Chancery as the sole and exclusive forum for certain legal actions. The amendment became effective on May 23, 2012, upon filing of the amended and restated Certificate of incorporation with the Secretary of State of the State of Delaware.

The amendment designates the Delaware Court of Chancery as the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company arising pursuant to any provision of the General Corporation Law of the State of Delaware (the “DGCL”) or the Company’s Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine. The Amendment provides that it would not apply to (i) actions in which the Delaware Chancery Court concludes that an indispensable party is not subject to the jurisdiction of the Delaware courts, and (ii) actions in which a federal court has assumed exclusive jurisdiction of a proceeding.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the restated Certificate of Incorporation, as amended, a copy of which is filed as Exhibit 3.1 to this report and incorporated herein by reference.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 23, 2012, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”) in Naples, Florida. At the Annual Meeting, the Company’s stockholders voted to elect eight directors to the Board of Directors.

Proposal 1: Election of Directors

The Company’s stockholders elected eight individuals to hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected or appointed. The results of that vote were as follows:

	For	Against or Withheld	Abstentions and Broker Non-votes
Directors Elected by Holders of All Classes of Common Stock
George G. Beasley	170,411,866	1,232,068	—
Bruce G. Beasley	170,369,898	1,274,036	—
Caroline Beasley	170,355,972	1,287,962	—
Brian E. Beasley	170,369,898	1,274,036	—
Joe B. Cox	171,589,911	54,023	—
Allen B. Shaw	171,600,318	43,616	—

Directors Elected by Holders of Class A Common Stock
Mark S. Fowler	4,972,888	43,616	—
Herbert W. McCord	4,973,488	43,016	—

Proposal 2: To Amend the Restated Certificate of Incorporation to Adopt Delaware as the Exclusive Forum for Certain Disputes

The Company’s stockholders voted to amend the restated Certificate of Incorporation to adopt the State of Delaware as the exclusive forum for certain disputes. The results of that vote were as follows:

For	Against	Abstain	Broker Non-votes
170,297,552	1,344,156	2,226	—

Proposal 3: Approval of the Performance Incentive Plan

The Company’s stockholders approved the Performance Incentive Plan. The results of that vote were as follows:

For	Against	Abstain	Broker Non-votes
171,592,717	47,853	3,364	—

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following exhibit is furnished with this report pursuant to Item 5.03:

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Beasley Broadcast Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEASLEY BROADCAST GROUP, INC.

Date: May 25, 2012	By:	/s/ Caroline Beasley
Caroline Beasley
Vice President, Chief Financial Officer, Secretary and Treasurer